Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of Qwest Communications International Inc., a Delaware corporation (“Qwest”), hereby constitutes and appoints Edward A. Mueller, Richard N. Baer and Stephen E. Brilz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more registration statements on Form S-8 or other applicable form in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of Qwest’s common stock issuable under the Qwest Savings and Investment Plan, and any and all amendments to the registration statement or registration statements (including post-effective amendments), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that the registration statement or registration statements will comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on August 21, 2008 (except for John W. Richardson, who executed this instrument on September 6, 2008).

/S/ EDWARD A. MUELLER	/S/ JOHN W. RICHARDSON
Edward A. Mueller Director, Chairman and Chief Executive Officer	John W. Richardson Executive Vice President and Chief Financial Officer

/S/ R. WILLIAM JOHNSTON	/S/ LINDA G. ALVARADO
R. William Johnston Senior Vice President, Controller and Chief Accounting Officer	Linda G. Alvarado Director

/S/ CHARLES L. BIGGS	/S/ K. DANE BROOKSHER
Charles L. Biggs Director	K. Dane Brooksher Director

/S/ PETER S. HELLMAN	/S/ R. DAVID HOOVER
Peter S. Hellman Director	R. David Hoover Director

/S/ PATRICK J. MARTIN	/S/ CAROLINE MATTHEWS
Patrick J. Martin Director	Caroline Matthews Director

/S/ WAYNE W. MURDY	/S/ JAN L. MURLEY
Wayne W. Murdy Director	Jan L. Murley Director

/S/ FRANK P. POPOFF	/S/ JAMES A. UNRUH
Frank P. Popoff Director	James A. Unruh Director

/S/ ANTHONY WELTERS
Anthony Welters Director